UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

GREENHAVEN COAL FUND

(Exact Name of Registrant as Specified in its Charter)

Delaware	90-6214629
(State or Other Jurisdiction of Incorporation)	(IRS Employer ID Number)

c/o GreenHaven Coal Services LLC
3340 Peachtree Rd, Suite 1910
Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

001-36840

(Commission File Number)

(404)-239-7942

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 29, 2015, GreenHaven Group LLC (“GHG”), GreenHaven Coal Services, LLC (“GHCS”) and certain other parties entered into a Unit Purchase Agreement (the “Agreement”) with WisdomTree Investments, Inc. (“WTI”).

GHCS is a wholly-owned subsidiary of GHG and has served as the commodity pool operator and sponsor of GreenHaven Coal Fund (the “Fund”), and has been responsible for the day-to-day operations of the Fund.

Pursuant to the Agreement, GHG agreed to transfer and sell to WTI all of GHG’s interest in GHCS, including the sole and exclusive power to direct the business and affairs of the Fund, as well as certain other assets pertaining to the management of the Fund (the “Transaction”), subject to various terms and conditions.

Additionally, in connection with the Transaction, GHCS and the Fund intend to engage GreenHaven Advisors, LLC, a newly-formed Delaware limited liability company (“GH Advisors”) pursuant to a sub-advisory arrangement to provide advisory services to the GHCS and the Fund for a period of time, in exchange for certain management fees. GH Advisors is owned by several of the equity owners of GHG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GreenHaven Coal Fund

	By:	GreenHaven Coal Services LLC, The Sponsor

Date: October 30, 2015	By:	GreenHaven Group LLC
Sole Member of the Sponsor

	By:	/s/ Ashmead Pringle
		Name:	Ashmead Pringle
		Title:	Manager